SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) December 3, 1997
                                                        ----------------


                              U.S. INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                     1-13736                    223369326
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)                File No.)             Identification No.)


                              101 Wood Avenue South
                            Iselin, New Jersey 08830
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (732) 767-0700


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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.


            On December 3, 1997, U.S. Industries, Inc. (the "Company") acquired all of the outstanding capital stock of Spear & Jackson plc, a company incorporated in England and Wales, from a group of international funds managed by Apax Partners & Co. Ventures Limited (the "Sellers"). As partial consideration for the acquisition, the Company issued to the Sellers 3.68 million shares of its common stock (the "Consideration Shares") in reliance upon certain exemptions from registration, including, without limitation, Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Consideration Shares were offered and sold in an "offshore transaction" and in the absence of any "directed selling efforts" in the United States (each as defined in Regulation S). In this connection, the Sellers represented and warranted, among other things, that (i) they are not U.S. Persons (within the meaning of Regulation S) and (ii) they will transfer, resell or hedge the Consideration Shares only in accordance with Regulation S or pursuant to the registration or exemptive provisions of the Securities Act.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          U.S. INDUSTRIES, INC.

December 3, 1997.                         By:     /s/ George H. MacLean
                                              ----------------------------------
                                          Name:   George H. Maclean
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary




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